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                                                                    EXHIBIT 99.7

                          LEVEL 3 COMMUNICATIONS, INC.

                                 Exchange Offer
                               to holders of its
                         11 1/4% Senior Notes due 2010

                         NOTICE OF GUARANTEED DELIVERY

  As set forth in the Prospectus dated       , 2000 (the "Prospectus") of Level
3 Communications, Inc. (the "Company") under "The Exchange Offer--How to Tender" and in the Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by the Company to exchange up to $250,000,000 in principal amount of its 11 1/4% Senior Notes due 2010 (the "New Notes") for $250,000,000 in principal amount of its 11 1/4% Senior Notes due 2010, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes"), this form or one substantially equivalent hereto must be used to accept the Exchange Offer of the Company if: (i) certificates for the Original Notes are not immediately available; or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the expiration date of the Exchange Offer (as described in the Prospectus). Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or letter to the Exchange Agent.

   TO: The Bank of New York (the "Exchange Agent")

                                 By Facsimile:
                                 (212) 815-6339

                             Confirm by telephone:
                                 (212) 815-2742

                        By Registered or Certified Mail:
                              The Bank of New York
                             101 Barclay Street, 7E
                            New York, New York 10286
                            Attention: Enrique Lopez

                        By Overnight Courier or By Hand:
                              The Bank of New York
                               101 Barclay Street
                        Corporate Trust Services Window
                                  Ground Level
                            New York, New York 10286
                            Attention: Enrique Lopez

              Delivery of this instrument to an address other than
            as set forth above or transmittal of this instrument to
              a facsimile or telex number other than as set forth
                   above does not constitute a valid delivery.
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   Ladies and Gentlemen:

   The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the principal amount at maturity of Original Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.


                                                        Sign Here


Principal Amount of Original              Signature(s) ________________________
Notes                                     _____________________________________
Tendered ________________________
                                          Please Print the Following
Certificate Nos.                          Information
(if available) __________________
                                          Name(s) _____________________________
                                          _____________________________________
Total Principal Amount Represented by
Original Notes Certificate(s) ___         Address _____________________________
                                          _____________________________________
Account Number __________________
                                          Area Code and Tel. No(s). ___________
Dated: ____________________, 2000         _____________________________________

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                                   GUARANTEE

   The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17A(d)-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

                                 Name of Firm _________________________________
                                 Authorized Signature _________________________
                                 Number and Street or P.O. Box ________________
                                 ______________________________________________
                                 City __________ State ___ Zip Code ___________
                                 Area Code and Tel. No. _______________________

   Dated:              , 2000

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